UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2007

BROOKSTONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21406	06-1182895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE INNOVATION WAY, MERRIMACK, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 603-880-9500.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2007, the Company amended its senior secured credit facility, to, among other things, (x) increase the aggregate revolving credit commitments from $100 million to $125 million and (y) reduce the applicable margin by (A) 25 basis points in the case of LIBOR advances, (B) between 25 and 50 basis points in the case of alternate base rate advances and (C) 100 basis points in the case of advances outstanding under our stretch subfacility. A copy of the amendment is set forth as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	March 21, 2007 – First Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2007	By:	/s/ Philip W. Roizin
Philip W. Roizin
Executive Vice President, Finance and Administration, Treasurer and Secretary (Principal Financial Officer and duly authorized to sign on behalf of registrant)